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                                                                    Exhibit 23.8

                   CONSENT OF WASSERSTEIN PERELLA & CO., INC.

     We hereby consent to the filing of our opinion, dated as of January 6, 2000, as an Annex to the Joint Proxy Statement/Prospectus (the "Proxy Statement") constituting part of the Registration Statement on Form S-4 of Exelon Corporation (the "Registration Statement") and to the reference to us under the captions "Summary--General--Fairness Opinions of Financial Advisors--Unicom," "The Merger--Background to the Merger," "--Unicom Board of Directors Recommendation" and "--Opinion of Unicom's Financial Advisor" in the Proxy Statement.

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



New York, New York                          /s/ Wasserstein Perella & Co., Inc.
May 10, 2000